UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2021 (March 22, 2021)

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida	32835
(Address of principal executive offices)	(Zip Code)

(407) 613-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2021, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Hilton Grand Vacations Inc. (the “Company”) approved certain long-term incentive (“LTI”) grants consisting of stock options, restricted stock units (“RSUs”) and performance-based restricted stock units (“Performance RSUs”) for certain executive officers, including the named executive officers listed below (which named executive officers are included in the Company’s definitive proxy statement for the 2020 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on March 26, 2020). In order to address increased retention needs and to recognize such executive officers’ performance that exceeded the Compensation Committee’s expectations during the COVID-19 pandemic (which performance is reflected, in part, in the Company’s stock price recovering from, and exceeding, pre-pandemic levels), the Compensation Committee increased the executive officers’ LTI award values as compared to the 2020 LTI award value. In addition, due to difficulty in setting multi-year financial targets as a result of the continuing uncertainty from COVID-19’s impact on the Company’s business, the Compensation Committee adjusted the grant mix of awards to 50% RSUs, 25% stock options and 25% Performance RSUs, and established a 2-year performance period for Performance RSUs. The LTI awards were granted under, and pursuant to the terms and conditions of, the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”), and award agreements previously approved by the Compensation Committee, in the case of stock options and RSUs, and approved by the Compensation Committee on March 22, 2021, in the case of Performance RSUs. The forms of award agreements for stock options and RSUs were previously filed and the form of award agreement for Performance RSUs is filed herewith. The LTI awards as approved by the Compensation Committee are as follows:

	LTI Value ($)	Stock Options (#)(1)	RSUs (#)(1)	Performance RSUs (#)(2)
Mr. Mark D. Wang President and CEO	7,600,000	142,857	99,424	49,712
Mr. Daniel J. Mathewes Executive Vice President and Chief Financial Officer	2,200,000	41,353	28,780	14,390
Mr. Gordon S. Gurnik Executive Vice President and Chief Operating Officer	1,802,500	33,881	23,580	11,790
Mr. Stan R. Soroka Executive Vice President and Chief Customer Officer	1,529,819	28,755	20,013	10,006

(1)	Ratably vest over three years, subject to the executive’s continued employment with the Company with certain exceptions as provided in the 2017 Plan and applicable award agreement.
(2)

Cliff vest based on the level of achievement of pre-established performance metrics following a two-year performance period commencing January 1, 2021 and ending December 31, 2022, subject to the executive’s continued employment with the Company with certain exceptions as provided in the 2017 Plan and applicable award agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Performance and Service-Based Restricted Stock Unit Agreement (for all executive officers other than Mr. Wang).

10.2	Form of Performance and Service-Based Restricted Stock Unit Agreement (for Mr. Wang).

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date: March 24, 2021